Sex (select one) Citizenship Status (select one)
Residence (Required)(No P.O. Boxes, Street Addresses Only))
(See General Information item #6 on the back of this form regarding Joint
Owners)
Individual Variable Annuity Application
Chase Insurance Life Company of New York (CILCONY)
Flexible Premium Fixed and Variable Deferred Annuity
OWNER and ANNUITANT INFORMATION 1.
Name
( )
Daytime Phone Number
City State
Social Security Number
Date of Birth (mm/dd/yyyy)
Age
Male Female
Zip Code
(select one) Owner and Annuitant or Trust (if the owner is a Trust, please submit the first and last page of the Trust document and completed form# [3375-ANN-04])
(select one) Joint Owner (must be spouse) (non-qualified only) or
Annuitant (Specify only if Trust owned)
USA Resident Alien Non-Resident Alien Country Country
Social Security Number
Date of Birth (mm/dd/yyyy)
INITIAL PURCHASE PAYMENT AMOUNT 3.
(Make check payable to
Chase Insurance Life Company of New York)
Plan Type: (select all that apply)
Non-Qualified Traditional IRA Roth IRA (Conversion Year         , if applicable)
                                                        -------
Other                    1035 Exchange Contribution for tax year         Trustee
      ------------------                                         -------
transfer Rollover from
                       --------------------
$
Annuity Commencement Date
$ $ $
(See General Information item #7)
Address
Name
( )
Daytime Phone Number
City State
Social Security Number
Date of Birth (mm/dd/yyyy)
Age
Zip Code
Name Percentage
Relationship to owner:
Primary
Contingent
Spouse
Non-spouse
With Funds
Funds Will Follow
See Reverse Side For General Information
Page 1 of 2 ZNY-114 (08/04)
Sex (select one) Citizenship Status (select one)
Male Female USA Resident Alien Non-Resident Alien
Country Country
Contract #:
            --------------------------
Mailing Address (if different from above; P.O. Boxes may be used) City State Zip Code
DOLLAR COST AVERAGING 4.
I hereby direct the Insurance Company to allocate my initial purchase payment(s) as part of the Dollar Cost Averaging (DCA) program to the following account:
Choose Option 1 or 2, but not both.
Option 1: DCA Bonus Account (select one) 6 month 12 month

Amount allocated to the DCA Bonus Account will be dollar cost averaged each month in equal portions for the period selected above. The first transfer will take place one month from the date we receive the initial purchase payment and all required forms in good order.

Option 2: Money Market Subaccount (select one)

The first transfer will take place one month from the date we receive the initial purchase payment and all required forms in good order.

The amount to be transferred monthly is: $
                                          -------------
This amount will be transferred: (select one) for            months (indicate
                                                 ------------
number of months). Until the Money Market Subaccount value has been depleted. Each transfer from the Dollar Cost Averaging program will be allocated as indicated in section 5 or 6. BENEFICIARY DESIGNATION Additional beneficiaries 2. Form W-8 BEN Required.
Form W-8 BEN Required.
ASSET ALLOCATION MODELS 5.
(Select and complete 5. or 6., but not both.) The initial purchase payment, subsequent payments, and any transfer from the DCA Program will be allocated as indicated in Section 5 or 6.
See Asset Allocation Model Disclosure in Section 9.
(Check one model only; asset allocation percentages shown on the back page.) Conservative Growth Model Balanced Model Growth & Income Model Growth Model

ZNY-114 (08/04)
Owner Name (printed) Owner Signature Social Security No.
X
Joint Owner Name (printed)
X
Joint Owner Signature
RECEIPT IS ACKNOWLEDGED OF THE CURRENT PROSPECTUSES FOR THIS VARIABLE ANNUITY AND THE PORTFOLIOS UNDERLYING THE SUBACCOUNTS. PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT AND MAY INCREASE OR DECREASE. THEY ARE NOT GUARANTEED BY THE COMPANY, ANY OTHER INSURANCE COMPANY, THE U.S. GOVERNMENT OR ANY STATE GOVERNMENT, AND ARE NOT INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER FEDERAL OR STATE AGENCY. ALL RISK IS BORNE BY THE OWNER FOR THOSE PURCHASE PAYMENTS ASSIGNED TO A SUBACCOUNT OF THE SEPARATE ACCOUNT.
The Models listed in section six above are general asset models. They may or may not be appropriate for you. There is no guarantee that the Models will achieve any desired result or objective. The Models were developed by Banc One Investment Advisors Corporation ("BOIA"). BOIA serves as investment adviser to the One Group Investment Trust Portfolios, for which it receives a fee. BOIA is an affiliate of CILCONY, because both are indirect, wholly-owned subsidiaries of JPMorgan Chase & Co. BOIA and CILCONY are not providing investment advice to you, in consultation with your financial adviser, you are solely responsible for determining whether a Model is appropriate for you. The Models should not be considered personalized investment advice or serve as the sole or primary basis for making investment decisions. Accordingly, you should consult with your financial adviser before selecting a Model. If you decide to select a Model, purchase payments will be allocated to certain subaccounts at the percentages set forth on back page, which will not change, unless you so instruct us. Each year, your contract value will be automatically rebalanced among the subaccounts in accordance with the Model you selected. Automatically rebalancing a Model may involve transferring amounts from subaccounts with higher returns into subaccounts with relatively lower returns in order to maintain the percentages as set forth on back page. Transfers made as a result of automatic rebalancing are not counted against your free transfers (in the event transfer fees are imposed in the future). Automatic rebalancing ends upon the termination of a Model. Changes in the economy, the financial markets or your financial circumstances or the management of the portfolios underlying the subaccounts used in a particular Model may cause the Model no longer to be appropriate for your financial needs or investment objectives. From time to time you and/or your financial adviser should review the Model you have selected, your financial needs and investment objectives, and other relevant changes to determine whether the Model continues to be appropriate for you or whether you wish to change your subaccount allocations. The Models will not be part of your contract with CILCONY. At any time we may discontinue making available the Models or automatic rebalancing. You may terminate a Model at any time by notifying us in writing. Our current administrative office address is 2500 Westfield Drive, Elgin, IL 60123-7836. Please send me a copy of the Statement of Additional Information to the prospectus.
I/We have read, agree to and affirm the information above and on the following pages. Signed at:
OWNER SIGNATURES 9.
Do you have any existing annuity contracts or life insurance policies? Yes No Will or may any existing life insurance or annuity be replaced or will values from another insurance policy or annuity (through loans, surrenders or otherwise) be used to pay premiums for the policy applied for? Yes No If Yes, submit the required Reg 60 documents. If yes, indicate company name and policy number:
(whole percentages only; A and B must total 100%)
SELF DIRECTED ALLOCATIONS TO SUBACCOUNTS (Do not complete if section 5 is completed) 6.
A. One Group
    % Balanced
----
    % Bond
----
    % Diversified Equity
----
    % Diversified Mid Cap
----

    % Equity Index
----
    % Gov't Bond
----
    % Large Cap Growth
----
    % Mid Cap Growth
----
    % Mid Cap Value
----

B. Dreyfus
    % Dreyfus Money Market
----
CONSENT TO ELECTRONIC DELIVERY 8.
I agree to have prospectus updates, semi-annual reports, proxy solicitation material and other applicable regulatory documents delivered to me on an IBM and Macintosh compatible CD-Rom. I understand that I may change my mind and choose to receive paper copies of applicable regulatory documents by calling (866) 339-2478.
If you do not check the box above, you will receive paper copies of all required regulatory documents. You will not receive electronic copies in addition to paper copies provided.
City State Date (mm/dd/yyyy)

REPLACEMENT 7.
Agent Name (printed) Agent Signature Rep. No.
( )
Agent's Phone No.
SELLING AGENT REPORT 10.
Does the applicant have any existing annuity contracts or life insurance policies? Yes No If yes, submit the Reg 60 documents.
To the best of your knowledge, will or may any existing life insurance policy or annuity contract be replaced or will values from another insurance policy or annuity contract (through loans, surrenders, or otherwise) be used to pay premiums for the contract applied for? Yes No If yes, indicate company and
policy #                                                            If yes,
        -----------------------------------------------------------
submit the Reg 60 documents.
Standard ID Date (mm/dd/yyyy)
B1-
Page 2 of 2

Administration Office:
[2500 Westfield Drive, Elgin, IL 60123-7836]

GENERAL INFORMATION

1. The Owner understands that when this application, in good order, and payment are submitted and accepted, the Owner will be entitled to the benefits and bound by the provisions of the insurance company contract. Application is subject to acceptance by the issuing insurance company.

2. Under this contract the Owner(s) and Annuitant(s) are the persons designated on this application unless the insurance company receives a written request for a change.

3. The insurance company will not be liable for any loss, liability, cost, or expense, for acting in accordance with instructions of the Owner or Joint Owner.

4. The applicant, by signing the opposite side of this application, agrees to the following statement: I HAVE REVIEWED MY FINANCIAL SITUATION AND FIND THIS CONTRACT IS SUITABLE FOR MY NEEDS.

5. The agent, by signing the opposite side of this application, agrees to the following statement: I DELIVERED THE CURRENT PROSPECTUSES FOR THIS ANNUITY AND UNDERLYING PORTFOLIOS. I HAVE REVIEWED THE APPLICANT'S FINANCIAL SITUATION AS DISCLOSED AND FIND THIS CONTRACT IS SUITABLE FOR HIS/HER NEEDS.

6. If you designate a Joint Owner DO NOT name a primary beneficiary in the Beneficiary Designation section. The surviving Joint Owner will be the primary beneficiary upon the death of a Joint Owner.

7. The Annuity Date cannot be later than the later of the contract anniversary following the 90th birthday of the oldest Owner or Annuitant initially designated or the 10th contract anniversary. If no annuity date is selected by the Owner, the annuity date will be the later of the contract anniversary following the 85th birthday of the oldest Owner or Annuitant initially designated or the 5th contract anniversary.

ZNY-114 (08/04)
Asset Allocation Percentages For Each Model
Conservative Balanced Growth & Growth
Growth Model Model Income Model Model
One Group(R) Investment Trust:

Balanced Portfolio               0%    5%    5%    0%
-----------------------------   ---   ---   ---   ---
Bond Portfolio                   35%   24%   14%    5%
Diversified Equity Portfolio     14%   13%   16%   22%
Diversified Mid Cap Portfolio     0%    0%    9%   14%
Equity Index Portfolio            7%   11%   12%   13%
Government Bond Portfolio        35%   24%   14%    5%
Large Cap Growth Portfolio        3%    5%    8%   11%

Mid Cap Growth Portfolio          2%    7%    7%   10%
Mid Cap Value Portfolio           4%   11%   15%   20%
Total                           100%  100%  100%  100%

[Product Name]
Insurance Company Address:
Chase Insurance Life Company of New York (CILCONY)
Administrative Office: [2500 Westfield Drive, Elgin, Illinois 60123-7836]
NOT FDIC INSURED . NO BANK GUARANTEE . MAY LOSE VALUE . NOT A BANK DEPOSIT
.. NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY . NOT A CONDITION OF ANY BANK LOAN, PRODUCT OR SERVICE